UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RingCentral, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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RINGCENTRAL, INC.

20 DAVIS DRIVE

BELMONT, CALIFORNIA 94002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Daylight Time on Monday, June 1, 2015

Dear Stockholders of RingCentral, Inc.:

The Annual Meeting of Stockholders of RingCentral, Inc., a Delaware corporation, will be held on Monday, June 1, 2015, at 10:00 a.m. Pacific Daylight Time, at the Marriott San Mateo Hotel, 1770 South Amphlett Boulevard, San Mateo, California 94402, for the following purposes as more fully described in the accompanying proxy statement:

1.	To approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of RingCentral, Inc. to declassify the board of directors (Proposal One);

2.	If Proposal One to declassify our board of directors is approved, to elect the five (5) directors nominated by our board of directors and named in the proxy statement (Proposal Two);

3.	If Proposal One to declassify our board of director is NOT approved, to elect one Class II director to serve until the 2018 annual meeting of stockholders or until his successor is duly elected and qualified (Proposal Three);

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal Four);

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof (Proposal Five).

The board of directors of RingCentral, Inc. has fixed the close of business on April 24, 2015 as the record date for the meeting. Only stockholders of record of our Class A common stock and Class B common stock on April 24, 2015 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

This proxy statement and our 2014 annual report can be accessed directly at the following Internet address: ir@ringcentral.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of RingCentral, Inc. and look forward to either greeting you personally at the meeting or receiving your proxy.

By order of the Board of Directors,

Vladimir Shmunis
Chairman and Chief Executive Officer
Belmont, California
May 1, 2015

PROCEDURAL MATTERS	1
PROPOSAL ONE APPROVAL OF AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RINGCENTRAL, INC. TO DECLASSIFY THE BOARD OF DIRECTORS	8
PROPOSAL TWO	10
General	10
Nominees for Director	10
Vote Required	12
PROPOSAL THREE	13
General	13
Nominees for Director	14
Vote Required	14
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15
Director Independence	15
Leadership Structure	15
Lead Independent Director	15
Board Meetings and Committees	16
Considerations in Evaluating Director Nominees	19
Stockholder Recommendations for Nominations to the Board of Directors	19
Communications with the Board of Directors	20
Corporate Governance Guidelines and Code of Business Conduct and Ethics	20
Risk Management	20
Compensation Committee Interlocks and Insider Participation	21
Non-Employee Director Compensation	21
PROPOSAL FOUR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
Professional Fees Paid to the Independent Registered Public Accounting Firm	25
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	26
REPORT OF THE AUDIT COMMITTEE	27
EXECUTIVE OFFICERS	28
EXECUTIVE COMPENSATION	30
Overview	30
2014 Summary Compensation Table	30
Compensation of Executive Officers	31
Non-Equity Incentive Plan Compensation	31
Perquisites	32
Outstanding Equity Awards at Fiscal Year-End	32
Executive Employment Arrangements	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39
Investor Rights Agreement	39
Limitation of Officer and Director Liability and Indemnification Arrangements	39
Policies and Procedures for Related Party Transactions	40
OTHER MATTERS	41
Section 16(A) Beneficial Ownership Reporting Compliance	41
Incorporation by Reference	41
2014 Annual Report and SEC Filings	41

-i-

RINGCENTRAL, INC.

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on June 1, 2015, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held at the Marriott San Mateo Hotel, located at 1770 South Amphlett Boulevard, San Mateo, California 94402, on Monday, June 1, 2015 at 10:00 a.m. PDT. This proxy statement, the accompanying form of proxy card and our 2014 annual report are first being mailed on or about May 1, 2015 to all stockholders entitled to vote at the Annual Meeting. We use the terms “RingCentral,” “the “Company,” “we,” “our” and “us” in this proxy statement to refer to RingCentral, Inc., a Delaware corporation. RingCentral’s principal executive offices are located at 20 Davis Drive, Belmont, California 94002.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	a proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors (Proposal One);

•	if Proposal One to declassify our board of directors is approved, the election of the five (5) directors nominated by our board of directors and named in the proxy statement (Proposal Two);

•	if Proposal One to declassify our board of director is NOT approved, the election of one Class II director to hold office until the 2018 annual meeting of stockholders or until his successor is duly elected and qualified (Proposal Three);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal Four); and

•	any other business that may properly come before the meeting.

How does the board of directors recommend I vote on these proposals?

The board of directors recommends a vote:

•	“FOR” the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors (Proposal One);

•	if Proposal One to declassify our board of directors is approved, “FOR” the election of the five (5) directors nominated by our board of directors and named in the proxy statement (Proposal Two);

•	if Proposal One to declassify our board of director is NOT approved, “FOR” the nominee for election as a Class II director (Proposal Three); and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal Four).

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named in the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.

Who is entitled to vote?

Holders of our Class A common stock and Class B common stock, as of the close of business on April 24, 2015, the record date, may vote at the Annual Meeting. We refer to the Class A common stock and the Class B common stock collectively as the common stock in this proxy statement. As of the record date, we had 54,537,296 shares of Class A common stock outstanding and 14,531,831 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of our Class A common stock will be entitled to one (1) vote for each share of Class A common stock held on the record date, and each holder of Class B common stock will be entitled to ten (10) votes for each share of Class B common stock held as of the record date. The Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. No shares of our preferred stock were outstanding as of the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How do I vote?

There are four ways to vote:

•	by Internet at www.investorvote.com/RING, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 31, 2015 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-652-VOTE (8683), until 11:59 p.m. Eastern Time on May 31, 2015 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card, which shall be received by us no later than May 31, 2015 (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

Can I change my vote?

Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Corporate Secretary of RingCentral, Inc., in writing, at the address listed on the front page; or

•	completing a written ballot in person at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each matter?

•	Proposal One: This proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least sixty-seven percent (67%) of the aggregate voting power of the stock issued and outstanding and entitled to vote. Any action other than a vote “for” this proposal, such as a stockholder abstention, a broker non-vote or failure to return a proxy card, will have the same effect as a vote “against” this proposal.

•	Proposals Two and Three: The election of directors requires a plurality vote of the voting power of the stock issued and outstanding and present in person or by proxy at the meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominations for election as a director.

•	Proposal Four: The ratification of the appointment of KPMG LLP must receive the affirmative vote of a majority of the voting power of the stock issued and outstanding and present in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and, thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How are proxies solicited for the Annual Meeting?

The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter—the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the “non-routine” election of directors absent direction from you.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within RingCentral or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?

We encourage, but do not require, our board members to attend the Annual Meeting. Those that do attend will be available to answer appropriate questions from stockholders.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials and 2014 annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and 2014 annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that RingCentral only send a single copy of the proxy materials and 2014 annual report, stockholders may contact us as follows:

RingCentral, Inc.

Attention: Investor Relations

20 Davis Drive

Belmont, California 94002

Email: ir@ringcentral.com

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our

2016 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 31, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

RingCentral, Inc.

Attention: Corporate Secretary

20 Davis Drive

Belmont, California 94002

Email: ir@ringcentral.com

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2016 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 14, 2016; and

•	not later than the close of business on March 15, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2015 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the Corporate Secretary of RingCentral at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing RingCentral’s filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RINGCENTRAL, INC. TO DECLASSIFY THE BOARD OF DIRECTORS

The board of directors (the “Board”) is proposing to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the terms of office of the directors. The Board regularly reviews the Company’s corporate governance practices. After careful consideration, the Board determined that it would be in the best interests of the Company and our stockholders to declassify the Board which will allow the stockholders to vote on the election of the entire Board each year, rather than on a staggered basis as with the current classified board structure. The Board approved the amendment on April 2, 2015 subject to stockholder approval. If this Proposal One is approved by the stockholders, the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in accordance with the Second Amended and Restated Certificate of Incorporation of RingCentral, Inc. attached hereto as Appendix A.

Currently, the Company’s Amended and Restated Certificate of Incorporation divides Board members into three classes, with the directors in each class being elected for a three-year term. The term of the three classes is staggered so that only one class of directors is nominated for election at any one annual stockholder meeting. The Board has considered the advantages and disadvantages of maintaining a classified board structure and has concluded that an unclassified board is in the best interests of the Company and its stockholders. There are valid arguments in favor of and in opposition to a classified board structure. Proponents of a classified board structure believe it promotes continuity and stability in the management of the business and affairs of the Company, reducing the Company’s vulnerability to coercive takeover tactics and special interest groups who may not be acting in the best interests of all stockholders, encouraging directors to take a long-term perspective and enhancing the independence of non-management directors by providing them with a longer term of office and insulating them against pressure from management or special interest groups. On the other hand, the Board believes that corporate governance standards have evolved and that many investors and commentators now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and increase the Board’s and management’s accountability to stockholders. Annual elections of directors will provide our stockholders with the opportunity to register their views on the performance of the entire Board each year.

If the Company’s Second Amended and Restated Certificate of Incorporation is approved by our stockholders, this will result in the entire Board being elected annually for one-year terms to commence immediately at this Annual Meeting (See Proposal Two). As of April 29, 2015, each of our directors whose term does not expire at this Annual Meeting has tendered his or her resignation. Each resignation is contingent and effective only upon stockholder approval of this Proposal One. If our stockholders do not approve this Proposal One, our Board will remain classified, the contingent resignations will be ineffective, and our stockholders will instead be asked to elect one (1) Class II director at this Annual Meeting (see Proposal Three).

In determining whether to support declassification of the Board, the Board considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and our stockholders to declassify the Board.

This summary of the proposed amendment is qualified in its entirety by reference to the text of Article VI, Section 6.2(b) and (c) of the Second Amended and Restated Certificate of Incorporation attached as Appendix A, with deletions indicated by strike outs and additions indicated by underlining.

If approved at the annual meeting, we will immediately file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (and prior to consideration of the proposal to elect directors) so that our Board will then be declassified immediately, and every director will stand for election at this Annual Meeting (and thereafter) for a one-year term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RINGCENTRAL, INC. TO DECLASSIFY THE BOARD.

PROPOSAL TWO

IF PROPOSAL ONE IS APPROVED, TO ELECT FIVE (5) DIRECTORS

PROPOSAL TWO WILL NOT BE ADOPTED IF OUR STOCKHOLDERS DO NOT ADOPT PROPOSAL ONE

General

Our business affairs are managed under the direction of our board of directors, which is currently composed of six members; however, we are reducing the number of authorized members to five at this Annual Meeting. Mr. Leone is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our board of directors until the expiration of his current term ending on the date of the Annual Meeting. We acknowledge with gratitude Mr. Leone’s years of service on the board of directors and his invaluable contributions to the company. Of the current six members, five are independent within the meaning of the listing rules of the New York Stock Exchange, or NYSE and after the Annual Meeting, four will be independent.

If our stockholders approve Proposal One at the Annual Meeting, our stockholder will be asked to consider five (5) nominees for election to our board of directors to serve for a one year term until the 2016 annual meeting of stockholders. If our stockholders do not approve Proposal One, this Proposal Two will NOT be submitted to a vote of our stockholders at the Annual Meeting, and instead Proposal Three will be submitted in its place.

The following table sets forth the names and certain other information for each of the nominees for election as a director as of March 31, 2015.

	Class	Age	Position	Director Since
Nominees

Vladimir Shmunis	I	54	Chairman and Chief Executive Officer	1999

Neil Williams (1)	I	62	Director	2012
Robert Theis (2)(3)	II	53	Director	2011

Michael Kourey (1)(2)(3)	III	55	Director	2015
Michelle McKenna-Doyle (1)(2)	III	49	Director	2015

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Nominees for Director

Vladimir Shmunis is one of our co-founders and has served as our Chief Executive Officer and Chairman since our inception in 1999. Prior to RingCentral, from 1992 to 1998, Mr. Shmunis served as President and Chief Executive Officer of Ring Zero Systems, Inc., a desktop communications software provider founded by Mr. Shmunis and acquired by Motorola, Inc. From 1982 to 1992, Mr. Shmunis held various software development and management roles with a number of Silicon Valley companies, including Convergent Technologies, Inc. and Ampex Corporation. Mr. Shmunis holds a B.S. in Computer Science and an M.S. in Computer Science from San Francisco State University.

Our board of directors believes that Mr. Shmunis possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as our Chief Executive Officer and his experience as an executive in the technology industry. Our board of directors also believes that he brings historical knowledge, operational expertise and continuity to the board of directors.

Neil Williams has served on our board of directors since March 2012. Mr. Williams has served as Senior Vice President and Chief Financial Officer at Intuit since January 2008. Prior to joining Intuit, from April 2001 to September 2007, Mr. Williams served as Executive Vice President of Visa U.S.A., Inc., a credit and debit card payment network. From November 2004 to September 2007, he served as Chief Financial Officer. During the same period, Mr. Williams held the dual role of Chief Financial Officer for Inovant LLC, Visa’s global IT organization. Mr. Williams holds a B.A. in Business Administration from the University of Southern Mississippi and is a certified public accountant.

Our board of directors believes that Mr. Williams possesses specific attributes that qualify him to serve as a director, including his professional experience in the areas of finance, accounting and audit oversight.

Robert Theis has served on our board of directors since August 2011. Mr. Theis is Co-Founder and has served as Managing Partner of Garnett Theis Capital, a venture capital firm, since October 2014. He served as a managing director at Scale Venture Partners, a venture capital firm, from May 2008 to October 2014. Mr. Theis also serves on the board of directors at BrightRoll, Inc., a provider of digital video advertising, HubSpot, Inc., a provider of inbound marketing software, and PeopleMatter, Inc., a provider of human capital management software. Prior to joining Scale Ventures, from July 2000 to April 2008, Mr. Theis served as a general partner with Doll Capital Management, a venture capital firm. From July 1996 to June 2000, Mr. Theis served as executive vice president and served on the board of directors of New Era of Networks, Inc., a supplier of Internet infrastructure software and services. From April 1986 to June 1996, Mr. Theis served as a Managing Director at Sun Microsystems, Inc., a provider of computers and computer components acquired by Oracle Corporation, and from January 1984 to March 1986, as Marketing Manager at Silicon Graphics, Inc., a provider of high-performance computing solutions. Mr. Theis holds a B.A. in Economics from the University of Pittsburgh, Pennsylvania.

Our board of directors believes that Mr. Theis possesses specific attributes that qualify him to serve as a director, including his substantial experience as a venture capitalist investment professional and as a director of technology infrastructure and applications companies.

Michael Kourey has served on our board of directors since April 2015. Mr. Kourey serves on the boards of directors of various public and private companies. From May 2013 to March 2015, Mr. Kourey served as a Partner at Khosla Ventures, a venture capital firm, where he previously served as an Operating Partner from April 2012 to May 2013. From July 1991 to February 2012, Mr. Kourey served in a variety of roles at Polycom, Inc., a communications solutions company, most recently as Chief Financial Officer. Mr. Kourey also served as a director of Polycom from January 1999 to May 2011. Mr. Kourey holds a B.S. from the University of California, Davis and an M.B.A. from Santa Clara University. Mr. Kourey currently serves on the board of directors of Aruba Networks, Inc. and various private companies.

Our board of directors believes that Mr. Kourey possesses specific attributes that qualify him to serve as a director, including his experience in financial and accounting leadership positions and other board and audit committee experience.

Michelle McKenna-Doyle has served on our board of directors since March 2015. Ms. McKenna-Doyle has served as Senior Vice President and Chief Information Officer of the NFL, a professional sports league, since September 2012. Prior to joining the NFL, from May 2011 to September 2012, Ms. McKenna-Doyle served as Senior Vice President and Chief Information Officer at Constellation Energy, a provider of electricity, natural gas and sustainable solutions to residential and business customers. From July 2010 to May 2011, Ms. McKenna-Doyle served as President of Vision Interactive Media Group, a global digital interactive media solutions provider. From May 2007 to June 2010, Ms. McKenna-Doyle served as Senior Vice President and Chief Information Officer of Universal Orlando Resort. Ms. McKenna-Doyle currently serves on the board of directors of Insperity, Inc. Ms. McKenna-Doyle is a certified public accountant and holds a B.S. in Accounting from Auburn and a MBA in from the Crummer Graduate School of Business at Rollins College in Winter Park Florida.

Our board of directors believes that Ms. McKenna-Doyle possesses specific attributes that qualify her to serve as a director, including more than 15 years of global technology management and senior leadership, including substantial experience in technology strategy, and her professional experience in the areas of accounting and audit oversight.

If you are a record holder and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Shmunis, Williams, Theis and Kourey and Ms. McKenna-Doyle. RingCentral expects that Messrs. Shmunis, Williams, Theis and Kourey and Ms. McKenna-Doyle will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the board of directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

Vote Required

Directors are elected by a plurality vote. The five nominees for director receiving the highest number of votes cast will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL THREE

IF PROPOSAL ONE IS NOT ADOPTED, TO ELECT ONE (1) CLASS II DIRECTOR NOMINATED BY OUR BOARD OF DIRECTORS TO SERVE FOR A THREE YEAR TERM

PROPOSAL THREE WILL NOT BE ADOPTED IF OUR STOCKHOLDERS ADOPT PROPOSAL ONE

General

Our business affairs are managed under the direction of our board of directors, which is currently composed of six members; however, we are reducing the number of authorized members to five at this Annual Meeting. Mr. Leone is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our board of directors until the expiration of his current term ending on the date of the Annual Meeting. We acknowledge with gratitude Mr. Leone’s years of service on the board of directors and his invaluable contributions to the company. Of the current six members, five are independent within the meaning of the listing rules of the NYSE, and after the Annual Meeting, four will be independent.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

The following table sets forth the names and certain other information for the nominee for election as a director and for each of the continuing members of the board of directors as of March 31, 2015 in the event that Proposal One is NOT APPROVED and the Board remains classified.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees

Robert Theis (2)(3)	II	53	Director	2011	2015	2018

Continuing Directors

Vladimir Shmunis	I	54	Chairman and Chief Executive Officer	1999	2017	—

Neil Williams (1)	I	62	Director	2012	2017	—
Michael Kourey (1)(2)(3)	III	55	Director	2015	2016	—
Michelle McKenna-Doyle (1)(2)	III	49	Director	2015	2016

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Nominees for Director

For a brief biography of Robert Theis, please see “Proposal Two – Nominees for Director.”

If you are a record holder and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Mr. Theis. RingCentral expects that Mr. Theis will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the board of directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

Vote Required

Directors are elected by a plurality vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of its initial public offering. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director is independent only if our board of directors makes an affirmative determination that the director has no material relationship with us.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. The determination of our board of directors was based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. With respect to Mr. Williams, our board of directors specifically considered that Mr. Williams is the Vice President and Chief Financial Officer of Intuit Inc. and the terms and value of the fax services sales contract we have with Intuit Inc. Our board of directors has concluded that our relationship with Intuit Inc. was not a material relationship that would impede the exercise of independent judgment by Mr. Williams. Our board of directors has determined that all of the members of our board of directors, except our chief executive officer, Vladimir Shmunis, are “independent” as defined in the applicable NYSE rules and applicable rules and regulations of the SEC.

Leadership Structure

Mr. Shmunis currently serves as both Chairman of our board of directors and Chief Executive Officer. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Shmunis’ leadership, company specific experience and years of experience as an executive in the technology industry. Serving on our board of directors and as Chief Executive Officer since our founding in 1999, Mr. Shmunis is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Shmunis possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while the Chief Executive Officer brings company specific experience and expertise. The board of directors believes that Mr. Shmunis’ combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when the Chairman is not independent. Because our Chief Executive Officer, Mr. Shmunis, is our Chairman, our board of directors appointed Mr. Leone to serve as our lead independent director. Our lead independent director, Mr. Leone presided over periodic meetings of our independent directors, served as a liaison between our Chairman and the independent directors and performed such additional duties as our board of directors otherwise determined and delegated.

Board Meetings and Committees

During the year ended December 31, 2014, the board of directors held six meetings (including regularly scheduled and special meetings), and did not act by unanimous written consent. No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he was a member.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees from time to time. The charters for each of our committees are available on our website at ir.ringcentral.com.

Audit Committee

Our audit committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee is responsible for, among other things:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

•	periodically reviewing legal compliance matters, including securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

•	periodically reviewing our code of business conduct and ethics;

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

•	reviewing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Our audit committee is currently comprised of Michelle McKenna-Doyle, Michael Kourey and Neil Williams, who is the chairperson of the committee. During fiscal year 2014 and part of fiscal year 2015, Bobby Yerramilli-Rao and Rob Theis also served on our audit committee. Mr. Yerramilli-Rao resigned from the audit committee as of March 2015 and Mr. Theis resigned from the audit committee as of April 2015. Our board of directors has designated Neil Williams, Michael Kourey and Michelle McKenna-Doyle as “audit committee financial experts,” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002.

Our board of directors has considered the independence and other characteristics of each member of our audit committee and has concluded that the composition of our audit committee meets the requirements for independence under the current requirements of the NYSE and SEC rules and regulations. Audit committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of the Rule 10A-3, an audit committee member may not, other than in his capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person of us. Each of the members of our audit committee qualifies as an independent director pursuant to Rule 10A-3.

Our audit committee had five meetings in 2014, and acted by unanimous written consent one time in 2014.

Compensation Committee

Our compensation committee oversees our compensation policies, plans and programs. The compensation committee is responsible for, among other things:

•	reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	annually evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending the compensation of our chief executive officer to the board of directors for its approval;

•	administering our equity compensations plans for our employees and directors; and

•	reviewing for inclusion in our proxy statement the report of the compensation committee required by the Securities and Exchange Commission.

The compensation committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Our compensation committee is currently comprised of Michelle McKenna-Doyle, Michael Kourey and Robert Theis, who is the chairperson of the committee. During fiscal year 2014 and part of fiscal year 2015, Douglas Leone also served on our compensation committee, but resigned from the compensation committee as of April 2015. Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Securities Exchange Act of 1934, as amended, and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Our compensation committee had seven meetings in 2014 and acted by unanimous written consent one time in 2014.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee, or nominating committee, oversees and assists our board of directors in reviewing and recommending corporate governance policies and nominees for election to our board of directors and its committees. The nominating committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of our board of directors and its committees and changes to our certificate of incorporation and bylaws and stockholder communications;

•	reviewing succession planning for our chief executive officer and other executive officers and evaluating potential successors;

•	assessing the performance of board members and making recommendations regarding committee and chair assignments and composition and size of our board of directors and its committees;

•	recommending desired qualifications for board and committee membership and conducting searches for potential members of our board of directors;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related party transactions reviewed by the audit committee.

The nominating committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Our nominating committee is currently comprised of Robert Theis and Michael Kourey, who is the chairperson of the committee. During fiscal year 2014 and part of fiscal year 2015, David Weiden and Douglas Leone also served on our nominating committee. Mr. Leone resigned from our nominating committee as of April 2015 and Mr. Weiden resigned from our board of directors, and from our nominating committee, as of April 2015. Each of the nominating committee members is an independent director for nominating committee purposes as that term is defined in the applicable rules of the NYSE.

Our nominating committee had three meetings in 2014.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors, (1) the highest personal and professional ethics and integrity, (2) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (3) skills that are complementary to those of the existing members of our board of directors, (4) the ability to assist and support management and make significant contributions to the company’s success, and (5) an understanding of the fiduciary responsibilities that are required of a member of our board of directors, and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. The nominating and corporate governance committee may also take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management.

Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. The nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, the nominating and corporate governance committee recommends to the full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal

Department in writing. Such recommendations must include the information about the candidate, relevant qualifications, a signed letter from the candidate confirming willingness to serve, a statement of support by the recommending stockholder, information regarding any relationships between the candidate and the company and evidence of the recommending stockholder’s ownership of company stock. The committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the procedures in Section 2.4 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to the company, attention of the Secretary, General Counsel or the Legal Department, at RingCentral, Inc., 20 Davis Drive, Belmont, California 94002. Notice must be received by us no earlier than February 14, 2016 and no later than March 15, 2016 for our 2016 meeting. The notice must state the information required by Section 2.4(ii)(b) of our bylaws and otherwise must comply with applicable federal and state law. The Secretary of the Company will provide a copy of the Amended and Restated Bylaws upon request in writing from a stockholder.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at RingCentral, Inc., 20 Davis Drive, Belmont, California 94002, Attn: General Counsel. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule  14a-8 under the Securities Exchange Act of 1934, as amended.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at ir.ringcentral.com. We expect that any amendment to the code, or any waivers of its requirements, will be disclosed on our website. The inclusion of our website in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board of directors meets with members of the senior management team at regular board meetings, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of significant accounting and other financial risk exposure, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The audit committee also reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation philosophy and practices. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Non-Employee Director Compensation

In September 2013, our board of directors, after reviewing data provided by our independent compensation consulting firm, Compensia, Inc., or Compensia, regarding practices at comparable companies, adopted a compensation program for non-employee directors to attract, retain and reward its qualified directors and align the financial interests of the non-employee directors with those of our stockholders. Pursuant to this compensation program, each non-employee director will receive cash and equity compensation for board services as described below. We also will continue to reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings as well as continuing director education.

Cash Compensation

Our non-employee directors are entitled to receive the following cash compensation for their services:

•	$25,000 per year for service as a board member;

•	$20,000 per year for service as chair of the audit committee;

•	$10,000 per year for service as chair of the compensation committee;

•	$5,000 per year for service as chair of the nominating and governance committee;

•	$8,000 per year for service as member of the audit committee;

•	$4,000 per year for service as member of the compensation committee; and

•	$2,000 per year for service as member of the nominating and governance committee.

All cash payments to non-employee directors are paid quarterly in arrears.

Equity Compensation

On the date of each annual meeting of stockholders beginning with the first annual meeting following our initial public offering, each non-employee director will be granted an award of options or restricted stock units having an award value of $175,000 (as determined based on the fair value of the award on the date of grant), which award will vest in twelve equal monthly installments beginning on the first monthly anniversary after the grant date, but will vest fully on the date of the next annual meeting held after the date of grant if not fully vested on such date, in each case, subject to the non-employee director continuing to be a service provider through each vesting date. In the event of a change in control, 100% of the non-employee director’s outstanding and unvested equity awards will immediately vest and, if applicable, become exercisable. In no event will the award granted under the policy be greater than the non-employee director limits set forth in our 2013 Plan.

In April 2015, our board of directors, after reviewing data provided by Compensia regarding practices at comparable companies, amended the non-employee director compensation program as set forth below.

Cash Compensation

Our non-employee directors are entitled to receive the following cash compensation for their services:

•	$35,000 per year for service as a board member;

•	$10,000 per for service as lead director;

•	$20,000 per year for service as chair of the audit committee;

•	$12,500 per year for service as chair of the compensation committee;

•	$7,000 per year for service as chair of the nominating and governance committee;

•	$8,000 per year for service as member of the audit committee;

•	$5,000 per year for service as member of the compensation committee; and

•	$3,000 per year for service as member of the nominating and governance committee.

All cash payments to non-employee directors are paid quarterly in arrears.

Equity Compensation

On the first trading day on or after June 1 of each year, each non-employee director will be granted an award of restricted stock units having an award value (as determined based on the fair value of the award on the date of grant) of $200,000, which award will vest in full on the date that is one year from the date of grant, subject to the non-employee director continuing to be a service provider through such vesting date.

In addition, each person who becomes a non-employee director will receive an award of restricted stock units having an award value (as determined based on the fair value of the award on the date of grant) equal to (i) $200,000 multiplied by (ii) a fraction, the numerator of which is the number of months between the date the non-employee director becomes a member of the board and the first trading day on or after June 1 following such date and the denominator of which is 12. The date of grant for this award will be the date the non-employee director joins the board, or, if such date occurs during a Company blackout period, the fifth trading day following the expiration of such Company blackout period and any special blackout period in effect, subject to the director remaining on the board through the grant date. This grant will vest in full on the date that is one year from the date of grant, subject to the non-employee director continuing to be a service provider through such vesting date.

In the event of a change in control, 100% of the non-employee director’s outstanding and unvested equity awards will immediately vest and, if applicable, become exercisable. In no event will an award granted under the policy be greater than the non-employee director limits set forth in our 2013 Equity Incentive Plan.

The following table shows, for the fiscal year ended December 31, 2014, certain information with respect to the compensation of all of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Doug Leone (3)	34,000	—	174,940	—	—	208,940
Rob Theis (4)	43,000	—	174,940	—	—	217,940
David Weiden (5)(6)	27,000	—	174,940	—	—	201,940
Neil Williams (7)	45,000	—	174,940	—	—	219,940
Bobby Yerramilli-Rao (8)(9)	33,750	—	174,940	—	—	208,690

(1)	Amounts listed in this column represent the fair value of the awards computed in accordance with FASB ASC Topic 718 as of the grant date multiplied by the number of shares. See note 7 to the notes to our consolidated financial statements for a discussion of assumptions made in determining the grant date fair value.
(2)	Our board of directors approved, effective on May 16, 2014, a grant of stock options to purchase 38,209 shares of Class A common stock to each of our non-employee directors. Each grant vests in twelve equal monthly installments beginning on the first monthly anniversary after the grant date, subject to the non-employee director continuing to provide services to us through any vesting date. The options each have an exercise price of $12.30 per share.
(3)	As of December 31, 2014, Mr. Leone held (i) an option to purchase 38,209 shares of our Class A common stock at an exercise price of $12.30 per share, which vests and becomes exercisable in twelve equal monthly installments beginning on the first monthly anniversary after the grant date subject to his continued service with us, and (ii) an option to purchase 6,730 shares of our Class A common stock at an exercise price of $13.00 per share, which vests and becomes exercisable in six equal monthly installments beginning on the first monthly anniversary after the grant date, which was September 26, 2013, subject to his continued service with us. Mr. Leone is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our board of directors until the expiration of his current term ending on the date of the Annual Meeting.
(4)	As of December 31, 2014, Mr. Theis held (i) an option to purchase 38,209 shares of our Class A common stock at an exercise price of $12.30 per share, which vests and becomes exercisable in twelve equal monthly installments beginning on the first monthly anniversary after the grant date subject to his continued service with us, and (ii) an option to purchase 6,730 shares of our Class A common stock at an exercise price of $13.00 per share, which vests and becomes exercisable in six equal monthly installments beginning on the first monthly anniversary after the grant date, which was September 26, 2013, subject to his continued service with us.
(5)	Mr. Weiden resigned as a member of our Board of Directors in April 2015.

(6)	As of December 31, 2014, Mr. Weiden held (i) an option to purchase 38,209 shares of our Class A common stock at an exercise price of $12.30 per share, which vests and becomes exercisable in twelve equal monthly installments beginning on the first monthly anniversary after the grant date subject to his continued service with us, and (ii) an option to purchase 6,730 shares of our Class A common stock at an exercise price of $12.3.00 per share, which vests and becomes exercisable in six equal monthly installments beginning on the first monthly anniversary after the grant date, which was September 26, 2013, subject to his continued service with us. Mr. Weiden’s options ceased vesting as of his resignation, however they remain exercisable to the extent vested for 90 days following his resignation.
(7)	As of December 31, 2014, Mr. Williams held (i) an option to purchase 38,209 shares of our Class A common stock at an exercise price of $12.30 per share, which vests and becomes exercisable in twelve equal monthly installments beginning on the first monthly anniversary after the grant date subject to his continued service with us, (ii) an option to purchase 6,730 shares of our Class A common stock at an exercise price of $13.00 per share, which vests and becomes exercisable in six equal monthly installments beginning on the first monthly anniversary after the grant date, which was September 26, 2013, subject to his continued service with us and (iii) an early exercise option to purchase 30,000 shares of our Class B common stock at an exercise price of $2.73 per share, with one-fourth (1/4) of the shares subject to the option vesting on the first anniversary of the date of grant, which was March 7, 2012, and one forty-eighth (1/48) of the shares subject to the option vesting each month thereafter, such that all of the shares subject to the option will have vested on the fourth anniversary of the date of grant subject to his continued service with us.
(8)	Mr. Yerramilli-Rao resigned as a member of our Board of Directors, in March 2015.
(9)	As of December 31, 2014, Mr. Yerramilli-Rao held (i) an option to purchase 38,209 shares of our Class A common stock at an exercise price of $12.30 per share, which vests and becomes exercisable in twelve equal monthly installments beginning on the first monthly anniversary after the grant date subject to his continued service with us, and (ii) an option to purchase 6,730 shares of our Class A common stock at an exercise price of $13.00 per share, which vests and becomes exercisable in six equal monthly installments beginning on the first monthly anniversary after the grant date, which was September 26, 2013, subject to his continued service with us. Mr. Yerramilli-Rao’s options ceased vesting as of his resignation, however they remain exercisable to the extent vested for 90 days following his resignation.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed KPMG LLP (“KPMG”), independent registered public accountants, to audit our financial statements for the year ending December 31, 2015. During the year ended December 31, 2014, KPMG served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of RingCentral and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015. Our audit committee is submitting the selection of KPMG to our stockholders because we value our stockholders views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of KPMG, the board of directors may reconsider the appointment.

Professional Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by KPMG for the years ended December 31, 2013 and 2014.

	2013	2014
Audit Fees (1)	$2,661,711	$892,000
Tax Fees (2)	$231,596	$25,201

	$2,893,307	$917,201

(1)	“Audit Fees” consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly report on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees for 2013 also include professional services rendered in connection with our Form S-1 related to our initial public offering of common stock completed in September 2013.
(2)	“Tax Fees” consist of professional services for tax compliance, tax advice and tax planning. These services include assistance with federal, state and international tax compliance, as well as federal, state and international tax planning.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and other services.

All non-audit services were pre-approved by our Audit Committee, which concluded that the provision of such services by KPMG, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Investor Relations portion of our web site at ir.ringcentral.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. Our independent registered public accounting firm, KPMG, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare or certify our financial statements or guarantee the audits or reports of the independent auditors. These are the fundamental responsibilities of management and our independent registered public accounting firm. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and KPMG;

•	discussed with KPMG the matters required to be discussed by the statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 27, 2015.

Respectfully submitted by the members of the audit committee of the board of directors:

Neil Williams (Chair)

Michelle McKenna-Doyle (1)

Michael Kourey (2)

Robert Theis (3)

(1)	Ms. McKenna-Doyle joined the audit committee as of March 2015.
(2)	Mr. Kourey joined the audit committee as of April 2015.
(3)	Mr. Theis resigned from the audit committee as of April 2015.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of March 31, 2015:

Name	Age	Position
Vladimir Shmunis	54	Chief Executive Officer and Chairman
Clyde Hosein	55	Executive Vice President and Chief Financial Officer
David Berman*	43	President
Kira Makagon	51	Executive Vice President, Innovation
Praful Shah	59	Senior Vice President, Strategy
John Marlow	46	Senior Vice President, Corporate Development, General Counsel and Secretary
David Sipes	48	Executive Vice President, Corporate Development

*On April 24, 2015, Mr. Berman submitted his resignation as President of RingCentral, to be effective May 15, 2015.

Vladimir Shmunis is one of our co-founders and has served as our Chief Executive Officer and Chairman since our inception in 1999. Prior to RingCentral, from 1992 to 1998, Mr. Shmunis served as President and Chief Executive Officer of Ring Zero Systems, Inc., a desktop communications software provider founded by Mr. Shmunis and acquired by Motorola, Inc. From 1982 to 1992, Mr. Shmunis held various software development and management roles with a number of Silicon Valley companies, including Convergent Technologies, Inc. and Ampex Corporation. Mr. Shmunis holds a B.S. in Computer Science and an M.S. in Computer Science from San Francisco State University.

Clyde R. Hosein has served as our Executive Vice President and Chief Financial Officer since August 2013 and served as a consultant to us from June 2013 to August 2013. Prior to joining us, from October 2012 to June 2013, Mr. Hosein served as an independent business consultant. From June 2008 to October 2012, Mr. Hosein served as the Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded fabless semiconductor provider of high-performance, application-specific standard products, and he also served as the Interim Chief Operating Officer and Secretary of Marvell from October 2008 to March 2010. From March 2003 until June 2008, Mr. Hosein served as Chief Financial Officer for Integrated Device Technologies, a publicly traded company that develops and delivers mixed-signal semiconductor solutions to the communications, computing and consumer end markets. From 2001 until 2003, Mr. Hosein served as Chief Financial Officer of Advanced Interconnect Technologies. From 1997 to 2001, Mr. Hosein was the Chief Financial Officer and senior director of corporate planning of Candescent Technologies Corporation. Previous to Candescent, Mr. Hosein spent over 14 years with IBM Corporation, where he held several engineering and financial positions within their storage, microelectronics, data systems and corporate divisions. Mr. Hosein serves on the board of directors of Cree Inc., a publicly traded company that develops and manufactures LED products. Mr. Hosein holds a B.S. in Industrial Engineering from Polytechnic University in New York and an M.B.A. from New York University Stern School of Business.

Kira Makagon has served as our Executive Vice President, Innovation, since August 2012. Prior to joining us, from January 2012 to July 2012, Ms. Makagon served as the Chief Product Officer of Red Aril, Inc. a provider of media optimization solutions that was acquired by Hearst Corporation in December 2011. From April 2010 to December 2011, she served as the President of Red Aril, and from June 2009 to April 2010, she founded and served as the Chief Executive Officer of Red Aril. From January 2009 to May 2009, Ms. Makagon served as a consultant and board member of NebuAd, Inc., a developer of data capture and analysis systems. From August 2008 to December 2008, she served as Chief Executive Officer of NebuAd, and from September 2006 to July 2008, she co-founded and served as President of NebuAd. Prior to that, from 2001 to August 2006, Ms. Makagon served in various roles at Exigen Group, a provider of SaaS workflow platforms and call center solutions, including President, Ventures and Alliances, and Executive Vice President, Marketing and Business Development. From 1998 to 2000, Ms. Makagon co-founded and served as Senior Vice President, Products of Octane Software, a provider of web-based customer relationship management applications, that was acquired by Epiphany, Inc., and from 1993 to 1998, she served as Vice President of Product Development of Scopus Technology, a provider of customer relationship management solutions, that was acquired by Siebel Systems. Ms. Makagon holds a B.A. in Computer Science from the University of California, Berkeley and an M.B.A. from the University of California, Berkeley, Haas School of Business.

Praful Shah has served as our Senior Vice President, Strategy since 2010 and served as our Vice President, Strategy from April 2008 to 2010. Prior to joining us, from July 2007 to March 2008, Mr. Shah was engaged in reviewing and investing in YouWeb, LLC, an early stage technology incubator. From 1997 to June 2007, Mr. Shah served in various roles at WebEx Communications, Inc., a provider of cloud collaboration services. He was most recently WebEx’s Vice President, Strategic Communications, and before that he served as Vice President of Online Products, Vice President of Strategic Marketing, Vice President of Business Development and Vice President of Marketing. Prior to WebEx, from 1995 to 1997, Mr. Shah served at Oracle Corporation as Senior Director of Marketing for Oracle’s Internet Products and Database Products Divisions. Mr. Shah holds a bachelor’s degree in Electronics and Communications Engineering from Manipal Institute of Technology in India, and an M.S. in Computer Science from Pennsylvania State University.

John Marlow has served as a Senior Vice President since June 2013, and as our General Counsel and Secretary since April 2009. He was appointed as Vice President of Corporate Development in November 2008. Mr. Marlow also served on our board of directors from August 2005 until August 2011. Prior to joining us, from November 2003 to December 2008, Mr. Marlow was a founding partner at Entrepreneurs Law Group, LLP, a law firm. From January 2003 to October 2003, Mr. Marlow was a partner at Reed Smith LLP, an international law firm. From January 2002 to December 2002, he was a partner at Crosby, Heafey, Roach & May, LLP, a law firm acquired by Reed Smith. Mr. Marlow holds a B.A. in Sociology from Colgate University and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

David Sipes has served with the Company since June 2008 in a variety of positions, including, since July 2014, as Executive Vice President of Corporate Development, from September 2013 to June 2014, as Executive Vice President of International, and from January 2010 to August 2013, as Chief Operating Officer. From 1999 to June 2008, Mr. Sipes was a co-founder and served as Chief Operating Officer at Branders.com, a business to business ecommerce seller of promotional items. Prior to that, from 1994 to 1999, Mr. Sipes was a principal at Booz Allen Hamilton, a management consulting firm. Mr. Sipes holds a master’s degree in business administration from Kellogg School of Management at Northwestern University, and a bachelor’s degree in business from the University of California, Berkeley.

EXECUTIVE COMPENSATION

Overview

This section describes the material elements of compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and the two other most highly compensated individuals who served as our executive officers during the year ending December 31, 2014, or fiscal 2014. These individuals are listed in the “2014 Summary Compensation Table” below and are referred to as the named executive officers in this proxy statement.

Our named executive officers for fiscal 2014 were:

•	Vladimir Shmunis, Chief Executive Officer;

•	John Marlow, Senior Vice President, Corporate Development, General Counsel and Secretary

•	Praful Shah, Senior Vice President, Strategy; and

•	Clyde Hosein, Executive Vice President and Chief Financial Officer.

2014 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during fiscal 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Vladimir Shmunis	2014	475,000	—	—		—		374,428	—	849,428
Chief Executive Officer	2013	426,000	—	—		—		317,622	—	743,622
John Marlow Senior Vice President, Corporate Development, General Counsel and Secretary	2014	260,000	—	529,800	(4)	434,576	(5)	204,950	—	1,429,326
Praful Shah Senior Vice President, Strategy	2014	260,000		529,800	(6)	434,576	(7)	204,950	—	1,429,326
Clyde Hosein(9)	2014	320,000	—	—		—		252,246	—	572,246
Executive Vice President and Chief Financial Officer	2013	121,231	—	—		5,346,961	(8)	90,652	—	5,558,844

(1)	The amounts in the “Stock Awards” column represent the aggregate fair market value of RSUs granted in the fiscal year ended December 31, 2014 and calculated in accordance with ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	The dollar amounts in this column represent the compensation cost for fiscal 2014 of stock option awards granted in fiscal 2014. These amounts have been calculated in accordance with FASB Statement No. 123 (revised) ASC Topic 718, “Share-Based Payment,” or SFAS 123R, using the Black-Scholes-Merton option-pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the notes to our financial statements included elsewhere in this prospectus.
(3)	Amounts in this column represent amounts earned pursuant to our Bonus Plan and bonuses approved by our board of directors for fiscal 2014 and, with respect to Messrs. Shmunis and Hosein, for fiscal 2013 as well. Amounts earned were paid quarterly, with such payments being made in the quarter following the quarter in which the amount was earned.
(4)	The amounts in this column represent the shares of our common stock underlying the RSUs which shall vest: (a) as to 10,000 of the underlying shares in 16 equal quarterly installments commencing on May 20, 2014, and (b) as to 20,000 of the underlying shares in 16 equal quarterly installments commencing on August 20, 2014, 50% of these RSUs are subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company, in each case subject to continued service through each relevant vesting date.

(5)	The shares underlying these options vest as follows: (a) as to 20,000 of the underlying shares in 48 monthly installments commencing on March 11, 2014, and (b) as to 40,000 of the underlying shares in 48 equal monthly installments commencing on May 15, 2014, 50% of this option is subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company, in each case subject to Mr. Marlow’s continued role as a service provider to us.
(6)	The amounts in this column represent the shares of our common stock underlying the RSUs which shall vest: (a) as to 10,000 of the underlying shares in 16 equal quarterly installments commencing on May 20, 2014, and (b) as to 20,000 of the underlying shares in 16 equal quarterly installments commencing on August 20, 2014, 50% of these RSUs are subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company, in each case subject to continued service through each relevant vesting date.
(7)	The shares underlying these options vest as follows: (a) as to 20,000 of the underlying shares in 48 monthly installments commencing on March 11, 2014, and (b) as to 40,000 of the underlying shares in 48 equal monthly installments commencing on May 15, 2014, 50% of this option is subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company, in each case subject to Mr. Shah’s continued role as a service provider to us.
(8)	The shares underlying these options vest over four years as follows: 25,000 of the shares are fully vested as of August 22, 2013, and of the 768,000 remaining shares, 1/4th of such shares shall vest on the one-year anniversary of August 22, 2013, with 1/48th of such shares vesting monthly thereafter subject to Mr. Hosein’s continued role as a service provider to us.
(9)	Mr. Hosein joined the Company in August 2013.

Compensation of Executive Officers

We are committed to providing appropriate cash and equity incentives to our management, our other key employees and intend to compensate our executive officers in a manner consistent with a group of public companies that our compensation committee determines is appropriate for compensation-setting purposes and to retain key and top talent. Our compensation committee, in consultation with Compensia, the compensation committee’s independent compensation advisor, has reviewed the compensation arrangements, including salary, bonus and equity compensation, of our executive officers from time to time, and makes adjustments, as it believes appropriate.

Non-Equity Incentive Plan Compensation

In February 2014, our board of directors, in consultation with our CEO and management team, approved a fiscal 2014 bonus opportunity under the Bonus Plan for making cash performance incentive awards to our executive officers, including our named executive officers.

For each quarter of fiscal 2014, the bonus pool under the Bonus Plan would fund based on our achievement against quarterly target levels of the following performance objectives (weighted 50% each): (i) revenues (positive), and (ii) operating margin (negative). The bonus pool under the Bonus Plan funds for each of these quarters based on our achievement against quarterly target levels of the following performance objectives (weighted 50% each): (i) revenues and (ii) operating margin.

For the bonus pool under the Bonus Plan to fund for a given quarter, we had to achieve (i) quarterly revenues at least equal to the lowest amount of revenues in the range forecast that we publicly disclosed for such quarter and (ii) quarterly operating margin at least equal to 80% of the lowest amount of operating margin in the range forecast we publicly disclosed for such quarter. The bonus pool would fund at the same percentage as the percentage achievement of the quarterly targets for revenues and operating margin. In addition, if our annual revenues exceeded our annual revenues target, then the bonus pool would fund by an additional amount equal to 2x the percentage achievement of the annual revenues target (reduced by the aggregate amount of the 2014 quarterly bonus pools funded by achievement in revenues).

Following the end of each quarter, our compensation committee of our board of directors reviewed, our financial performance against the approved performance objectives under the Bonus Plan and approved cash payments for each of our named executive officers that were equal to the following percentages of his quarterly target incentive compensation amounts: 98.2% (first quarter), 101.43% (second quarter), 107.61% (third quarter) and 112.20% (fourth quarter). Following the end of our fiscal year, our compensation committee of our board of directors reviewed our financial performance against the annual revenues target under the Bonus Plan and approved additional cash payments for each of our named executive officers based on 100.24%, which is two times the percentage by which our annual revenues exceeded our annual revenues target. The actual amount paid to each of our named executive officers for annual revenues achievement was reduced by quarterly bonus amounts such named executive officer received relating to revenues achievement.

The total cash incentive payments paid to our named executive officers for fiscal 2014 are described in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table.

Perquisites

Our named executive officers are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the U.S. These benefits include medical, dental, vision, and disability benefits and other plans and programs made available to other eligible employees. At this time, we do not provide special plans or programs for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers at the end of fiscal 2014.

	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable		Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)
Vladimir Shmunis	1/19/2010	800,000	(2)	—	1.10	1/19/2020
	9/26/2012	593,333	(3)	—	6.78	9/26/2022

Praful Shah	3/02/2012	115,000	(4)		2.73	3/2/2022
	6/12/2013	80,000	(5)		10.42	6/12/2023
	2/11/2014	4,166	(6)	15,834	20.88	2/11/2021
	2/11/2014						8,125	(7)	121,225
	4/15/2014	6,665	(8)	33,335	16.05	4/15/2021
	4/15/2014						17,500	(9)	261,100
John Marlow	4/16/2008	13,239	(10)		0.99	4/16/2018
	2/13/2009	121,550	(11)		0.99	2/13/2019
	3/02/2012	115,000	(12)		2.73	3/2/2022
	6/12/2013	80,000	(13)		10.42	6/12/2023
	2/11/2014	4,166	(14)	15,834	20.88	2/11/2021
	2/11/2014						8,125	(15)	121,225
	4/15/2014	6,666	(16)	33,334	16.05	4/15/2021
	4/15/2014						17,500	(17)	261,100
Clyde Hosein	8/22/2013	768,000	(18)	—	12.86	8/22/2023
	8/22/2013	25,000	(19)	—	12.86	8/22/2023

(1)	This amount reflects the fair market value of our common stock of $14.92 per shares as of December 31, 2014, multiplied by the amount shown in the column for Number of Shares or Units of Stock That Have Not Vested.
(2)	The shares underlying this option vest, subject to Mr. Shmunis’ continued role as a service provider to us, as to 1/4th of the total shares each year, beginning on the one-year anniversary of the Grant Date.

(3)	The option is subject to an early exercise provision and is immediately exercisable. The shares underlying this option vest, subject to Mr. Shmunis’ continued role as a service provider to us, as to 1/36th of the total shares on January 31, 2013 and an additional 1/36th of the total shares on the last day of each month thereafter.
(4)	The option is subject to an early exercise provision and is immediately exercisable. The shares underlying this option vest, subject to Mr. Shah’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of the Grant Date, with 1/48th of the total shares vesting monthly thereafter.
(5)	The option is subject to an early exercise provision and is immediately exercisable. The shares underlying this option vest, subject to Mr. Shah’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of the Grant Date, with 1/48th of the total shares vesting monthly thereafter.
(6)	The shares underlying this option vest, subject to Mr. Shah’s continued role as a service provider to us, in 48 monthly installments commencing March 11, 2014.
(7)	The shares underlying this RSU vest, subject to Mr. Shah’s continued role as a service provider to us, in 16 equal quarterly installments commencing May 20, 2014.
(8)	The shares underlying this option vest, subject to Mr. Shah’s continued role as a service provider to us, in 48 monthly installments commencing May 15, 2014. 50% of this option is subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company.
(9)	The shares underlying this RSU vest, subject to Mr. Shah’s continued role as a service provider to us, in 16 equal quarterly installments commencing August 20, 2014. 50% of this RSU is subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company.
(10)	The shares underlying this option vest, subject to Mr. Marlow’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of the Grant Date, with 1/48th of the total shares vesting monthly thereafter.
(11)	The shares underlying this option vest, subject to Mr. Marlow’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of the Grant Date, with 1/48th of the total shares vesting monthly thereafter.
(12)	The option is subject to an early exercise provision and is immediately exercisable. The shares underlying this option vest, subject to Mr. Marlow’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of the Grant Date, with 1/48th of the total shares vesting monthly thereafter.
(13)	The option is subject to an early exercise provision and is immediately exercisable. The shares underlying this option vest, subject to Mr. Marlow’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of the Grant Date, with 1/48th of the total shares vesting monthly thereafter.
(14)	The shares underlying this option vest, subject to Mr. Marlow’s continued role as a service provider to us, in 48 monthly installments commencing March 11, 2014.
(15)	The shares underlying this RSU vest, subject to Mr. Marlow’s continued role as a service provider to us, in 16 equal quarterly installments commencing May 20, 2014.
(16)	The shares underlying this option vest, subject to Mr. Marlow’s continued role as a service provider to us, in 48 monthly installments commencing May 15, 2014. 50% of this option is subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company.
(17)	The shares underlying this RSU vest, subject to Mr. Marlow’s continued role as a service provider to us, in 16 equal quarterly installments commencing August 20, 2014. 50% of this RSU is subject to accelerated vesting in the event of termination of employment under certain circumstances following a change of control of the Company.
(18)	The option is subject to an early exercise provision and is immediately exercisable. The shares underlying this option vest, subject to Mr. Hosein’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of the Grant Date, with 1/48th of the total shares vesting monthly thereafter.
(19)	The shares underlying this option were immediately vested as of the grant date.

Executive Employment Arrangements

Vladimir Shmunis

We entered into an employment letter with Vladimir G. Shmunis, our Chief Executive Officer, dated September 13, 2013. During fiscal 2014, Mr. Shmunis’ base salary was $475,000, and he was previously eligible to earn an annual incentive bonus of up to 75% of his base salary for fiscal 2014. Effective as of May 1, 2015, Mr. Shmunis’ base salary was increased to $500,000, and he will be eligible to earn an annual incentive bonus of up to 100% of his base salary for the current fiscal year. The employment letter with Mr. Shmunis provides for a three-year employment term, and may be extended by mutual agreement at the end of the term, but either we or Mr. Shmunis may terminate the employment relationship with us at any time.

In addition, Mr. Shmunis is entitled under his employment letter to the following severance and change of control benefits upon certain qualifying terminations.

If prior to the period beginning three months prior to and ending 12 months after a change of control (such period, the “Change of Control Period”), Mr. Shmunis’ employment is terminated without “cause” (excluding by reason of death or “disability”) or he resigns for “good reason” (as such terms are defined in his change of control and severance agreement), he will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims with us:

•	continued payment of base salary for a period of 12 months; and

•	payment by us for up to 12 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law.

If, within the Change of Control Period, his employment is terminated without cause (excluding by reason of death or “disability”) or he resigns for good reason, he will be entitled to the following benefits if he timely signs and does not revoke a release of claims with us:

•	a lump sum payment equal to (x) 18 months of his annual base salary, plus (y) 1.5x the greater of his target annual bonus for the year of the change of control or the year of his termination;

•	payment by us for up to 18 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and

•	100% accelerated vesting of all outstanding equity awards.

In the event any of the amounts provided for under this letter or otherwise payable to Mr. Shmunis would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Shmunis would be entitled to receive either full payment of benefits under this letter or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Mr. Shmunis. The letter does not require us to provide any tax gross-up payments.

John Marlow

We entered into an executive employment offer letter with John Marlow, our Senior Vice President, Corporate Development, General Counsel and Secretary, dated September 13, 2013. The executive employment offer letter has no specific term and provides for at-will employment. During fiscal 2014, Mr. Marlow’s base salary was $260,000, and he was previously eligible to earn an annual incentive bonus of up to 75% of his base salary for fiscal 2014. Effective as of March 1, 2015, Mr. Marlow’s base salary was increased to $280,000, and he will be eligible to earn an annual incentive bonus of up to 75% of his base salary for the current fiscal year.

In addition, under the terms of his offer letter, in the event that we terminate Mr. Marlow within 60 days prior to a “change in control” (as such term is defined in his offer letter) or he is not hired by the surviving or successor entity or within 12 months after the change in control, Mr. Marlow is terminated by the successor or surviving entity without “cause,” death or disability, or he resigns for “good reason” (as such terms are defined in his offer letter), and subject to his signing and not revoking a release of claims with us, then 50% of the then unvested shares subject to his then-outstanding equity awards will immediately vest in full on the termination date and be exercisable.

In the event we terminate Mr. Marlow’s employment without “cause” (as such term is defined in his offer letter) and excluding by reason of death or disability, he is eligible to receive severance equal to three months of his base salary, payable in equal installments, subject to his signing and not revoking a release agreement with us.

Praful Shah

We entered into an executive employment offer letter with Praful Shah, our Senior Vice President, Strategy, dated March 31, 2008. The executive employment offer letter has no specific term and provides for at-will employment. During fiscal 2014, Mr. Shah’s base salary was $260,000, and he was previously eligible to earn an annual incentive bonus of up to 75% of his base salary for fiscal 2014. Effective as of March 1, 2015, Mr. Shah’s base salary was increased to $275,000, and he will be eligible to earn an annual incentive bonus of up to 75% of his base salary for the current fiscal year.

In addition, under the terms of his offer letter and option agreement, in the event that we terminate Mr. Shah within 60 days prior to a “change in control” (as such term is defined in his offer letter or option agreement) or he is not hired by the surviving or successor entity or within 12 months after the change in control, Mr. Shah is terminated by the successor or surviving entity without “cause,” or he resigns for “good reason” (as such terms are defined in his offer letter), and subject to his signing and not revoking a release of claims with us, then 100% of the then unvested shares subject to his then-outstanding options will immediately vest in full on the termination date and be exercisable.

In the event we terminate Mr. Shah’s employment without “cause,” he is eligible to receive (i) severance equal to six months of his base salary and (ii) accelerated vesting of the number shares subject to his options that would vest had he remained employed with us in the six-month period following his termination date.

Clyde Hosein

We entered into an executive employment offer letter with Clyde Hosein, our Executive Vice President and Chief Financial Officer, dated August 7, 2013. The executive employment offer letter has no specific term and provides for at-will employment. During fiscal 2014, Mr. Hosein’s base salary was $320,000, and he was previously eligible to earn an annual incentive bonus of up to 75% of his base salary for fiscal 2014. Effective as of May 1, 2015, Mr. Hosein’s base salary was increased to $350,000, and he will be eligible to earn an annual incentive bonus of up to 100% of his base salary for the current fiscal year.

In addition, under the terms of his offer letter, in the event that we terminate Mr. Hosein within 60 days prior to a “change in control” (as such term is defined in his offer letter) or he is not hired by the surviving or successor entity or within 12 months after the change in control, Mr. Hosein is terminated by the successor or surviving entity without “cause,” death or disability, or he resigns for “good reason” (as such terms are defined in his offer letter and option agreement), and subject to his signing and not revoking a release of claims with us, then 50% of the then unvested shares subject to his options and other equity awards will immediately vest in full on the termination date and be exercisable for 90 days after his termination date.

In the event we terminate Mr. Hosein’s employment without “cause” or he voluntarily terminates for “good reason” (as such terms are defined in his offer letter), he is eligible to receive (i) severance equal to 12 months of his base salary, payable in equal semi-monthly installments and (ii) payment by us for up to nine months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, subject to his signing and not revoking a release agreement with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of March 31, 2015, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent of any class of our voting securities.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated in the footnotes below, we believe, based on the information furnished to us, that persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015, and shares issuable upon the vesting of restricted stock units within 60 days of March 31, 2015, to be outstanding and to be beneficially owned by the person holding the option or the restricted stock units, respectively, for the purpose of computing the percentage ownership of that person. However, we have not treated such shares as outstanding for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 54,483,362 shares of our Class A common stock and 14,531,831 shares of our Class B common stock outstanding as of March 31, 2015. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o RingCentral, Inc., 20 Davis Drive, Belmont, California 94002.

	Class A (+)			Class B (+)			% of Total Voting Power†
	Shares	%		Shares	%
5% Stockholders:
Entities affiliated with Vladimir Shmunis (1)	—		*	10,311,342	63.7		47.7
Entities affiliated with Vlad Vendrow (2)	18,300		*	4,576,673	31.5		23
Entities affiliated with T. Rowe Price Associates, Inc. (3)	3,361,174	6.2		—		*	1.7
FMR LLC (4)	2,844,500	5.3		—		*	1.5
Entities affiliated with AllianceBernstein L.P. (5)	2,663,586	4.9		—		*	1.4
Entities affiliated with The Vanguard Group (6)	3,244,346	6		—		*	1.7
Named Executive Officers and Directors:
Vladimir Shmunis (1)	—		*	10,311,342	63.7		47.7
Clyde Hosein (7)	—		*	793,000	5.2		3.9
Praful Shah (8)	525,404	1		195,000	1.4		1.3
John Marlow (9)	24,331		*	738,123	5		3.7
Douglas M. Leone (10)	594,118	1.1		—		*		*
Robert Theis (11)	44,939		*	—		*		*
David Weiden (12)	120,521		*	—		*		*
Michelle McKenna-Doyle (13)	—		*	—		*		*
Michael Kourey (14)	—		*	—		*		*
Neil Williams (15)	44,939		*	23,750		*		*
Bobby Yerramilli-Rao (16)	35,386		*	—		*		*
All executive officers and directors as a group (11 persons) (17)	1,287,658	2.4		12,061,215	68.8		53

(+)	Certain options to purchase shares of our capital stock included in this table are early exercisable, and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by us.
(†)	Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to 10 votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except as may be otherwise required by applicable law.
(*)	Represents beneficial ownership of less than 1%.
(1)	Consists of (i) 5,854,565 shares of Class B Common Stock held of record by ELCA Fund I, L.P.; (ii) 400,000 shares of Class B Common Stock held of record by ELCA Fund II, L.P.; (iii) 400,000 shares of Class B Common Stock held of record by ELCA Fund III, L.P.; (iv) 111 shares of Class B Common Stock held of record by ELCA, LLC (collectively referred to as the “ELCA Funds”); (v) 1,000,000 shares of Class B Common Stock held of record by Sandra Shmunis and Vladimir G. Shmunis ttees, Sandra Shmunis 2014 Annuity Trust Date July 23, 2014; (vi) 1,000,000 shares of Class B Common Stock held of record by Vladimir G. Shmunis and Sandra Shmunis ttees, Sandra Shmunis 2014 Annuity Trust Date July 23, 2014; (vii) 766,666 shares of Class B Common Stock issuable pursuant to a stock option exercisable within 60 days of March 31, 2015, all of which are vested as of March 31, 2015; and (ix) 890,000 shares of Class B Common Stock issuable pursuant to a stock option exercisable within 60 days of March 31, 2015, of which 692,222 shares are vested. Each of the ELCA Funds may be deemed to be indirectly controlled jointly by Vladimir Shmunis, our CEO and Chairman of the board of directors, and Sandra Shmunis, Mr. Shmunis’ wife. As a result, and by virtue of the relationships described in this footnote, Mr. and Mrs. Shmunis may be deemed to share voting and dispositive power with respect to the shares held by the ELCA Funds. As trustees of the two Annuity Trusts, Vladimir Shmunis and Sandra Shmunis may be deemed to hold voting and dispositive power with respect to the shares held by the Annuity Trusts. The address for these entities is c/o RingCentral, Inc., 20 Davis Drive, Belmont, California 94002.
(2)	Consists of (i) 17,300 shares of Class A Common Stock held of record by The Vlad Vendrow Trust dated March 13, 2007; (ii) 4,191,573 shares of Class B Common Stock held of record by The Vlad Vendrow Trust dated March 13, 2007; (iii) 185,100 shares of Class B Common Stock held of record by his children; (iv) 200,000 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of December 31, 2015; and (v) 1,000 shares of Class A Common Stock issuable pursuant to a restricted stock unit exercisable within 60 days of March 31, 2015. As sole trustee of the Trust, Mr. Vendrow may be deemed to hold voting and dispositive power with respect to the shares held by the Trust. Mr. Vendrow may be deemed to hold voting and dispositive power with respect to the shares held by him and by his children. The address for these entities is c/o RingCentral, Inc., 20 Davis Drive, Belmont, California 94002.
(3)	Consists of (i) 1,437,874 shares of Class A Common Stock held of records by T. Rowe Price Associates, Inc. and (ii) 1,923,300 shares of Class A Common Stock held of record by T. Rowe Price Small-Cap Stock Fund, Inc. The address for each of the entities identified in this footnote is 100 E. Pratt Street, Baltimore, MD 21202.
(4)	Consists of 2,844,500 shares of Class A Common Stock held of record by FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(5)	Consists of (i) 2,550,393 shares of Class A Common Stock held of record by AllianceBernstein L.P.; and (ii) 113,193 shares of Class A Common Stock held of record by certain AXA Financial, Inc. (“AXA”) reporting persons. AllianceBernstein L.P. is a majority owned subsidiary of AXA and may be deemed to share beneficial ownership of such shares acquired on behalf of the general and special account of the affiliated entities of AXA for which AllianceBernstein L.P. serves as a subadvisor. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.
(6)	Consists of (i) 3,211,319 shares of Class A Common Stock held of record by The Vanguard Group, Inc.; (ii) 27,627 shares of Class A Common Stock held of record by Vanguard Fiduciary Trust Company (“VFTC”); and (iii) 5,400 shares of Class A Common Stock held of records by Vanguard Investments Australia, Ltd. (“VIA”). VFTC and VIA are wholly-owned subsidiaries of The Vanguard Group, as result of the relationships described in this footnote, The Vanguard Group may be deemed to share beneficial ownership of the shares held by VFTC and VIA. The address for these entities is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Consists of 793,000 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015, of which 361,000 shares are vested.
(8)	Consists of (i) 429,220 shares of Class A Common Stock held of record by the Vandana Shah and Praful Shah Revocable Living Trust dtd 2/10/09; (ii) 38,114 shares of Class A Common Stock held of record by The Shah Children’s 2000 Revocable Trust FBO Reina Shah; (iii) 38,114 shares of Class A Common Stock held of record by The Shah Children’s 2000 Revocable Trust FBO Neil Shah; (iv) 2,875 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015, (v) 17,081 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; and (vi) 195,000 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015, of which 129,374 shares are vested.
(9)	Consists of (i) 4,375 shares of Class A Common Stock held of record by Mr. Marlow ; (ii) 2,875 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iii) 17,081 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; (iv) 383,334 shares of Class B Common Stock held of record by the M&M Double Happiness Revocable Trust dtd 06/09/2003; (v) 12,500 shares of Class B Common Stock held of record by the CAM Double Happiness Trust dtd 07/11/2011; (vi) 12,500 shares of Class B Common Stock held of record by the JEM Double Happiness Trust dtd 07/11/2011; and (vii) 329,789 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2014, of which 264,163 shares are vested as of March 31, 2015.
(10)	Consists of (i) 326,062 shares of Class A Common Stock held of record by the Douglas Leone & Patricia Perkins-Leone Trust UA 8/26/1999; (ii) 223,117 shares of Class A Common Stock held of record by the Kids’ Fund III Series A, LP; and (iii) 44,939 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015. Mr. Leone is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our board of directors until the expiration of his current term ending on the date of the Annual Meeting.

(11)	Consists of 44,939 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015.
(12)	Mr. Weiden resigned as a member of our Board of Directors in April 2015. Consists of (i) 81,951 shares of Class A Common Stock held of record by Mr. Weiden; and (ii) 38,570 shares of Class A Common Stock issuable pursuant to stock options vested as of his date of resignation, Mr. Weiden’s options remain exercisable to the extent vested for 90 days following his resignation.
(13)	Ms. McKenna-Doyle joined our Board of Directors in March 2015 and does not beneficially own any shares as of March 31, 2015.
(14)	Mr. Kourey joined our Board of Directors in April 2015 and does not beneficially own any shares as of March 31, 2015.
(15)	Consists of (i) 44,939 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; and (ii) 23,750 shares of Class B Common Stock issuable pursuant to a stock option exercisable within 60 days of March 31, 2015.
(16)	Mr. Yerramilli-Rao resigned as a member of our Board of Directors in March 2015. Consists of 35,386 shares of Class A Common Stock issuable pursuant to stock options vested as of his resignation date, Mr. Yerramilli-Rao’s options remain exercisable to the extent vested for 90 days following his resignation.
(17)	Consists of (i) 5,750 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (ii) 242,935 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; (iii) 1,032,604 shares of Class A Common Stock beneficially owned by our directors and officers as of March 31, 2015; (iv) 9,063,010 shares of Class B Common Stock beneficially owned by our current directors and officers; and (iv) 2,998,205 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015, of which 2,237,175 shares are vested.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Board of Directors and Corporate Governance – Non-Employee Director Compensation” and “Executive Compensation,” the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are party to an investor rights agreement which provides, among other things, that certain holders of our common stock, including stockholders affiliated with some of our directors, have the right to request that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Limitation of Officer and Director Liability and Indemnification Arrangements

Our certificate of incorporation and bylaws each provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation will not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of our directors and executive officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. Under the indemnification agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, to situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2014, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

Incorporation by Reference

The information contained above under the caption “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that RingCentral specifically incorporates it by reference into such filing.

2014 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2014 are included in our annual report on Form 10-K, filed with the SEC on February 27, 2015, and which we will also make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at ir.ringcentral.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, RingCentral, Inc., 20 Davis Drive, Belmont, California 94002.

*        *        *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Belmont, California
May 1, 2015

Appendix A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RINGCENTRAL, INC.

a Delaware corporation

RingCentral, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is RingCentral, Inc., and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on August 29, 2013.

B. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and restates, integrates and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

C. The text of the original Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is RingCentral, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is the Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the DGCL.

ARTICLE IV

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 1,350,000,000 shares, consisting of 1,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 250,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and 100,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

4.2 Reclassification of Common Stock and Preferred Stock. Immediately upon the acceptance of this certificate of incorporation for filing by the Secretary of State of the State of Delaware (the “Effective Time”), each share of the Corporation’s Common Stock and Preferred Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time, shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class B Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of the Corporation’s Common Stock or Preferred Stock shall from and after the Effective Time be deemed to represent shares of Class B Common Stock, without the need for surrender or exchange thereof.

4.3 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Corporation, voting together as a single class. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.5 of this ARTICLE IV (or any certificate of designation with respect thereto).

4.4 Rights of Class A Common Stock and Class B Common Stock.

(a) Voting Rights.

(i) General Right to Vote Together; Exception. Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Class A Common Stock shall be entitled to one (1) vote for each such share held by them and the holders of shares of Class B Common Stock shall be entitled to ten (10) votes for each such share held by them on each matter properly submitted to the stockholders on which the holders of shares of Class A Common Stock and Class B Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificates of designation of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders, the holders of shares of Class A Common Stock and Class B Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificates of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(ii) Protective Provisions. The Corporation shall not, without first obtaining the approval (by vote or written consent as provided in Section 8.1) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class (in addition to any other vote required by law or the Certificate of Incorporation or bylaws), amend the Certificate of Incorporation to (i) increase or decrease the par value of the shares of the Class A Common Stock or Class B Common Stock, (ii) alter or change the powers, preferences or special rights of the holders of shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, (iii) treat the shares of Class A Common Stock or Class B Common Stock differently with respect to any dividend or distribution of cash, property or shares of stock paid or distributed by the Corporation or (iv) treat the shares of Class A Common Stock or Class B Common Stock differently with respect to any subdivision or combination of shares of Class A Common Stock or Class B Common Stock. In addition, after the Effective Time, the Corporation may not issue any shares of Class B Common Stock or grant any rights or options to acquire shares of Class B Common Stock (other than upon exercise of options, warrants and similar rights to acquire Class B Common Stock outstanding immediately prior to the Effective Time or in connection with stock dividends and similar transactions) without first obtaining the approval (by vote or written consent as provided in Section 8.1) of holders of a majority of the outstanding shares of Class B Common Stock.

(b) Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

(i) Dividends and Distributions. Subject to the rights of the holders of shares of Preferred Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally, identically and ratably, on a per share basis, in such dividends and distributions, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, that in the event a distribution is paid in the form of Class A Common Stock or Class B Common Stock (or rights to acquire such stock), then holders of Class A Common Stock shall receive Class A Common Stock (or rights to acquire such stock, as the case may be) and holders of Class B Common Stock shall receive Class B Common Stock (or rights to acquire such stock, as the case may be).

(ii) Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(iii) Treatment in Change of Control Transaction. In the event of a Change of Control Transaction, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, equally, identically and ratably in proportion to the number of shares of Class A Common Stock and Class B Common Stock held by them, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(c) Voluntary and Automatic Conversion of Class B Common Stock.

(i) Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one (1) share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(ii) Automatic Conversion for All Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock upon the earliest to occur of:

(1) 5:00 p.m. in New York City, New York on the first Trading Day falling on or after the date on which the outstanding shares of Class B Common Stock represent less than ten percent (10%) of the aggregate combined number of shares of the then outstanding Class A Common Stock and Class B Common Stock;

(2) the date specified by the affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of Class B Common Stock, voting as a single class; and

(3) 5:00 p.m. in New York City, New York on the first Trading Day falling on or after the seven year anniversary of the Effective Time; provided, however, that as long as a Class B Stockholder, together with its Permitted Transferees, continues to beneficially own a number of shares of Class B Common Stock equal to at least fifty percent (50%) of the number of shares of Class B Common Stock that such Class B Stockholder beneficially owned immediately prior to the Effective Time, no shares of Class B Common Stock then held by such Class B Stockholder or its Permitted Transferees shall be automatically converted to Class A Common Stock until such time as such Class B Stockholder, together with its Permitted Transferees, no longer beneficially owns a number of shares of Class B Common Stock equal to at least fifty percent (50%) of the number of shares of Class B Common Stock that such Class B Stockholder beneficially owned immediately prior to the Effective Time; provided, further, that, solely with respect to a Founder, the Class B Common Stock beneficially owned by such Founder will not automatically be converted to Class A Common Stock so long as the Founder continues to beneficially own (disregarding any shares that such Founder has Transferred to a Permitted Transferee or to a spouse in connection with a divorce proceeding, domestic relations order or similar legal requirement) a number of shares of Class B Common Stock equal to at least fifty percent (50%) of the number of shares of Class B Common Stock that such Founder beneficially owned immediately prior to the Effective Time.

(iii) Automatic Conversion for Individual Holder’s Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock upon any Transfer, whether or not for value, of such share; provided that no such automatic conversion shall occur in the case of a Transfer by a Class B Stockholder to any of the persons or entities listed in clauses (A) through (H) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Class B Stockholder and/or any other Permitted Transferee established by or for such Class B Stockholder:

(A) a trust for the benefit of such Class B Stockholder or persons other than the Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control (as defined in Article V) with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(B) a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(C) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(D) a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(E) a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership or the Class B Stockholder has distributed to its partners a number of shares of Class B Common Stock equal to more than fifty percent (50%) of the number of shares of Class B Common Stock that such Class B Stockholder beneficially owned immediately prior to the Effective Time, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(F) a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder to retain sole dispositive power and exclusive Voting

Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(G) notwithstanding anything to the contrary contained in subparagraphs (A) through (F) above, if such holder of Class B Common Stock is a Founder, the Transfer (other than in connection with a divorce proceeding, domestic relations order or similar legal requirement) of a share of Class B Common Stock by such Founder to (1) such Founder’s spouse or children or a trust or other entity established solely for the benefit of the Founder and/or one or more of the Founder’s spouse and or children; (2) if such Founder is not a natural person, the transfer of voting, beneficial ownership and/or economic interests in such non-natural person Founder (or the transfer of a share of Class B Common Stock to persons, trusts or other entities that are owners of such non-natural person Founder as of the Effective Time) to another Founder or the spouse, children and/or other Permitted Transferees of the natural person Founder associated with such non-natural person holder of Class B Common Stock (each of the persons, trusts, entities and Permitted Transferees identified in the immediately preceding subclauses (1) and (2) of this (G), other than the Founder, are referred to as a “Founder Group Member”); or (3) if such holder of Class B Common Stock is a Founder or Founder Group Member, the Transfer of a share of Class B Common Stock by such Founder or Founder Group Member to another Founder or Founder Group Member; or

(H) notwithstanding anything to the contrary contained in subparagraphs (A) through (F) above, if such holder of Class B Common Stock is a Founder, the Founder’s spouse or children or is a trust or other entity established solely for the benefit of the Founder and/or one or more of the Founder’s spouse and or children (each, a “Founder Donor”), the transfer of a shares of Class B Common Stock by such Founder to a corporation or trust that is exempt from federal taxation under Internal Revenue Code Section 501(a) by way of being described in Internal Revenue Code 501(c)(3) so long as the Founder Donor has sole dispositive power and exclusive Voting Control (as defined in Article V) with respect to the shares of Class B Common Stock held by such entity; provided that, in the event the Founder Donor no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity, each share of Class B Common Stock then held by such trust or corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(d) Conversion Upon Death or Disability. Except to the extent specified elsewhere in this Section 4.4(d) of Article IV, each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Transferees, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such Class B Stockholder. Notwithstanding the foregoing, each share of Class B Common Stock held of record by a Founder (as defined in Article V) or by such Founder’s Permitted Transferees, shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Disability (as defined in Article V) of such Founder, and each share of Class B Common Stock held of record by a Founder that is not a natural person shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Disability of the Founder associated with such non-natural stockholder; provided, however, that Voting Control of each share of Class B Common Stock held of record by a Founder or a Founder’s Permitted Transferees may be Transferred to another Class B Stockholder and/or a Permitted Transferee contingent or effective upon such Founder’s death or Disability without triggering an automatic conversion into Class A Common Stock, provided such shares of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock nine (9) months after the date of death or Disability of the Founder.

(e) Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.

(f) Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section 4.4(c), such conversion shall be deemed to have been made at the time that the Transfer of shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in Section 4.4(c) of this ARTICLE IV shall be retired and may not be reissued.

(g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

(h) No Further Issuances. Except for the issuance of Class B Common Stock issuable upon exercise of options, warrants or similar rights to acquire Class B Common Stock outstanding at the Effective Time or a dividend payable in accordance with ARTICLE IV, Section 4.4(b), the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock.

4.5 Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in one or more certificates of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued Preferred Stock, including, without limitation, authority to fix by resolution or resolutions that dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The following terms, where capitalized in this Restated Certificate, shall have the meanings ascribed to them in this ARTICLE V:

“Change of Control Share Issuance” means the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power (assuming, solely for purposes of this definition, the Class A Common Stock and Class B Common Stock each have one (1) vote per share) of the Corporation before such issuance to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Exchange Act (or any successor provision) that immediately prior to such transaction or series of related transactions held fifty percent (50%) or less of the total voting power of the Corporation (assuming the Class A Common Stock and Class B Common Stock each have one (1) vote per share), such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation (assuming, solely for purposes of this definition, the Class A Common Stock and Class B Common Stock each have one (1) vote per share).

“Change of Control Transaction” means (i) the closing of any sale, transfer or other disposition of all or substantially all of the assets of the Corporation, (ii) the consummation or a merger, reorganization, consolidation or share transfer which results in the voting securities of the Corporation outstanding immediately prior to the transaction (or the voting securities issued with respect to voting securities outstanding immediately prior to the transaction) representing less than a majority of the combined voting power of the voting securities of the Corporation or the surviving or acquiring entity, as applicable, (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the Corporation if, after closing, the transferee person or group would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity), or (iv) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and (iv) any Change of Control Share Issuance.

“Class B Stockholder” means (i) the registered holder of a share of Class B Common Stock at the Effective Time, (ii) the Permitted Transferee of a Founder until the shares of Class B Common Stock held by such Permitted Transferee are converted as provided herein and (iii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time.

“Disability” means permanent and total disability such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner. In the event of a dispute whether the Founder has suffered a Disability, no Disability of the Founder shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Founder” means Vladimir Shmunis, Vlad Vendrow, ELCA Fund I, L.P., ELCA Fund II, L.P., ELCA Fund III, L.P or ELCA, LLC.

“Securities Exchange” means, at any time, the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded, which shall be either the New York Stock Exchange or NASDAQ Global Market (or similar national quotation system of the NASDAQ Stock Market) (“NASDAQ”) or any successor exchange of either the New York Stock Exchange or NASDAQ.

“Trading Day” means any day on which the Securities Exchange is open for trading.

“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; (iii) the transfer of a share of Class B Common Stock by a stockholder that is an entity to its owners (unless otherwise explicitly permitted hereunder) or (iv) any transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledge shall constitute a “Transfer”; or (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction (excluding in connection with a divorce proceeding, domestic relations order or similar legal requirement, all of which shall constitute “Transfers”), so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.

“Voting Control” with respect to a share of Class B Common Stock means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise.

ARTICLE VI

6.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

6.2 Number of Directors; Election; Term.

(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed solely by resolution of the Board of Directors.

(b) Each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

~~Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, effective upon the Effective Time, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Time, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Time, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~

(c) Notwithstanding the foregoing provisions of this Section 6.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

(d) If the number of directors is increased at or following the 2015 annual meeting of stockholders, any additional director elected to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

(e) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

~~Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.~~

6.3 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII

8.1 Action by Written Consent of Stockholders. Any action required or permitted to be taken by stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that after the date on which the outstanding shares of Class B Common Stock represent less than a majority of the combined voting power of the Class A Common Stock and Class B Common Stock and except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

8.2 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the chairperson of the Board of Directors or the chief executive officer, and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

8.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

8.4 No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE IX

9.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

9.2 Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any repeal or amendment of this ARTICLE IX by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this ARTICLE IX will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE X. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 67% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to rescind, alter, amend, or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII, ARTICLE IX or this ARTICLE X (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

IN WITNESS WHEREOF, RingCentral, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this 1st day of June~~September~~ 201~~3~~5.

By:
Vladimir G. Shmunis,
Chief Executive Officer

RingCentral

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card 1234 5678 9012 345

	For	Withhold
01 - Vladimir Shmunis	☐	☐
02 - Neil Williams	☐	☐
03 - Robert Theis	☐	☐
04 - Michael Kourey	☐	☐
05 - Michelle McKenna-Doyle	☐	☐

	For	Withhold
01 - Robert Theis	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X022YZB1 U PX +Annual Meeting Proxy Card.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+Change of Address — Please print your new address below. Comments — Please print your comments below.B Non-Voting ItemsA Proposals — The Board of Directors recommends a vote FOR Proposals 1-4.Meeting AttendanceMark the box to the rightif you plan to attend theAnnual Meeting.01 - Vladimir Shmunis 02 - Neil Williams2. If Proposal One to declassify our board of directors is approved, to elect the five (5) directors nominated by our board of directors and named in the proxy statement (Proposal Two).1. To approve the amendment and restatement of the Amended and Restated Certificate ofIncorporation of RingCentral, Inc. to declassify the board of Directors (Proposal One).For Withhold For WithholdIMPORTANT ANNUAL MEETING INFORMATIONFor Against Abstain03 - Robert TheisFor Withhold04 - Michael Kourey 05 - Michelle McKenna-Doyle01 - Robert Theis3. If Proposal One to declassify our board of directors is NOT approved, to electone Class II director to serve until the 2018 annual meeting of stockholdersor until his successor is duly elected and qualified (Proposal Three).4. To ratify the appointment of KPMG LLP as our independentregistered public accounting firm for the year ending December31, 2015 (Proposal Four).For WithholdFor Against AbstainMMMMMMMMMMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMM 2 3 8 0 8 1 1MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMC 1234567890 J N TC123456789qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by11:59 p.m., Eastern Time, on May 31, 2015.Vote by Internet• Go to www.investorvote.com/RING• Or scan the QR code with your smartphone• Follow the steps outlined on the secure websiteVote by telephone• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone• Follow the instructions provided by the recorded message

Notice of 2015 Annual Meeting of StockholdersRingCentral, Inc.20 Davis DriveBelmont, CA 94002Proxy Solicited by Board of Directors for Annual Meeting – June 1, 2015To Our Stockholders:The Annual Meeting of the Stockholders of RingCentral, Inc. will be held at 10:00 AM, Pacific Daylight Time, on Monday, June 1, 2015 at the Marriott SanMateo Hotel, located at 1770 South Amphlett Boulevard, San Mateo, CA 94402, for the purpose of considering and acting upon the proposals set forth onthe reverse side of this form.Shareholders of record at the close of business on April 24, 2015 will be entitled to vote at the Annual Meeting or any adjournments thereof.I hereby appoint Vladimir Shmunis, Clyde Hosein and Bruce Johnson, and each of them, with full power of substitution and revocation, as proxies to voteall shares of Class A Common Stock and Class B Common Stock of RingCentral, Inc. which I am entitled to vote at the Annual Meeting of Stockholders orany adjournment thereof, with the authority to vote as designated on the reverse side.IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 - 4.THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLYBROUGHT BEFORE THE ANNUAL MEETING.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.Proxy — RINGCENTRAL, INC.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q